AGREEMENT made this 1st day of November, 1996, between COLUMBINE HOME SALES, LLC, a Colorado Limited Liability Company with its principal place of business at 4326 North Nevada, Colorado Springs, Colorado ("Seller"), and ECLIPSE CORPORATION, a Colorado corporation, with its principal place of business at 2 North Cascade, Suite 330, Colorado Springs, Colorado ("Purchaser"), a Colorado Corporation.


  Recitals


  WHEREAS, Seller is engaged in the business of a dealer and distributorship of modular homes in Colorado Springs, Colorado, and elsewhere; and


  WHEREAS, Seller desires to sell the business together with a portion of its related assets, and


  WHEREAS, Seller's Board of Managers, and the owners and holders of one hundred (100%) percent of the interests of the limited liability company, have duly authorized and approved the sale of Seller's assets subject to this Agreement, and


  WHEREAS, Purchaser has been managing Seller's business pursuant to Mangement Contract dated August 1, 1996, and


  WHEREAS, Purchaser has the authority to acquire all or any part of the business and property of any company conducting any business which Purchaser is authorized to conduct, including the distribution and sale of manufactured homes, and


  WHEREAS, Purchaser's Board of Directors determined that the purchase of a portion of Seller's assets on the terms set forth below is desirable and is consistent with the Purchaser's objectives.


  IT IS THEREFORE AGREED:


     1. Sale of business. Seller shall sell to Purchaser, and Purchaser shall purchase and acquire, all Seller's assets shown on Exhibit 1, a copy of which is attached hereto and incorporated herein by reference, together with the going concern value, and other intangible assets of the manufactured housing dealership owned and operated by Seller in Colorado Springs, Colorado, under the name of Columbine Homes Sales, LLC, subject to such changes as have occurred and shall occur in the ordinary course of its business between  November  1,  1996, and the date  of  closing,  and subject also to the liabilities to be assumed by the Purchaser as set forth in Exhibit 2, a copy of which is attached hereto and incorporated herein by reference. Included in said sale as more fully described in Exhibit 1 are the following assets:


     (a) Sales proceeds in progress commenced on or after November 1, 1996, as provided hereinbelow;


     (b)  Assignment   of   subdealership  agreements   with
          Grantham  Realty,  Ordway, Colorado,  and  Outpost
          Homes Company, Walsenburg, Colorado.


     (c) Assignment of contracts and agreements with the following manufacturers: Silver Crest, Western Homes Corporation, Palm Harbor Homes, Masterpiece Homes, Redman Homes, Inc., Cavco Litchfield, Guerdon, Oak Creek Homes, American Homestar Corporation, Silver Creek Homes, ShowCase Homes and other manufacturrs, if any.


     (d) Assignment of agreement regarding steel buildings with Perfect Steel Systems dated April 23, 1996.


     (e)  Leases (3) of retail lot facility located at  4326
          N. Nevada, Colorado Springs, Colorado.


     (f) Office building located at retail lot facility at 4326 N. Nevada, Colorado Springs, Colorado.


     (g)  Assignment  and assumption of GreenTree  Financial
          Servicing   Corporation  and  Deutsche   Financial
          Services Corporation floorlines.


     (h) Various manufactured homes either for sale or as models.


     (i)  Various furniture, fixtures and equipment.


     (j)  Superior Home construction contract.


     2. Purchase price.


     (a) Stock. In consideration for such sale, Purchaser shall issue to Seller or its nominee(s) shares of common stock restricted pursuant to Rule 144, fully paid and non-assessable, more fully described in paragraph 5, valued at market value on October 31, 1996 in the amount of thirteen million five hundred thousand (13,500,000) shares in exchange for the agreed value of the purchase price of Seller's sales contracts, furniture, fixtures, equipment, lot improvements, sales model and good will, One Hundred Fifty Thousand and No/100 ($150,000.00) Dollars. Additionally, Purchaser shall issue options to purchase common stock in Purchaser, exercisable within a term of three (3) years, of thirteen million five hundred thousand (13,500,000) additional shares at the current price as of October 31, 1996, based upon the last previous trade on October 28, 1996 of $.035 per share.


     (b) Adjustable Cash. In conjunction with the assumption of the Green Tree Financial Servicing Corporation and Deutsche Financial Services floorlines of credit as provided hereinbelow, the parties agree that as of October 31, 1996, the effective date of said assumptions, there is principal owed by Seller through curtailment payments, of which every payment of original invoices received is Ninety-Five Thousand Eight Hundred Seventy-Three and 38/100 ($95,873.38) Dollars, in accordance with exhibit attached hereto and incorporated herein by reference. The parties further agree that, when each model subject to said floorlines have been sold, the actual amount of principal above will be determined and adjusted in the event Purchaser did not receive full payment of original invoice and Seller shall have the payment of the adjusted $95,873.38 in cash at closing of each home if original invoice is received, the minimum of which is shown on Exhibit 3.


     (c)  Execution  of  Sub-Dealer  contract  between   the
          parties as shown on Exhibit 4, a copy of which  is
          attached   hereto  and  incorporated   herein   by
          reference.


     (d) Credit for approximately Twenty-Nine and No/100 ($29,000.00) Dollars heretofore assumed or paid by Purchaser to Sub-Dealers and Sierra-Rockies Development Corporation on behalf of Seller pursuant to Management Contract dated August 1, 1996.


     (e)  Forgiveness  and waiver of management's  fees  due
          Purchaser under Management Agreement dated  August
          1,  1996  or _____________________________________
          ($_______________) Dollars.


     3. Assumption of liabilities and contracts.


     (a) Liabilities. In further consideration for such sale, Purchaser shall assume and discharge, and indemnify Seller against, all debts, liabilities, and obligations of Seller as shown on the schedule as shown on Exhibit 2, which obligations shall be certified by Seller to be true and correct as of November 1, 1996. Seller shall pay, be responsible for, and hold Purchaser harmless from all its liabiities, obligations, accounts payable, claims, demands and debts in existence prior to November 1, 1996.


     (b)   Ordinary   business  liabilities.  In   addition,
     Purchaser shall assume and discharge, and indemnify Seller against, all debts, obligations, and liabilities of Seller which have arisen or will arise in the ordinary course of its business between November 1,
     1996, and the date of closing, and all income, franchise, sales, and other tax liabilities incurred for all taxable periods up to the date of closing, including all income, franchise, sales, and other tax liabilities arising out of this transaction.


     (c) Tax returns. All income, franchise, sales, and other tax returns and reports of the Seller for the period from November 1,1996, to the date of closing shall be prepared jointly by the parties accountants, but all such returns shall be executed by Seller's officers or directors as required by law.


     (d) Indemnity. Purchaser shall have the benefit of and perform all contracts and commitments listed on Exhibit 2 made in the ordinary course of Seller's business which are outstanding on the date of closing, and shall indemnify Seller against all liabilities under such contracts and commitments, except that Purchaser shall not be responsible for the breach of any such contract or commitment which occurs before the date of closing.


     4. Approval of interest holders. This agreement is subject to the approval of Purchaser's Board of Directors. Purchaser shall call a meeting of its Board of Directors for November 20, 1996, for the purpose of considering and approving this agreement and taking all other action required by Purchaser to consummate this contract.


     5. Shares.


     (a) New shares. If Purchaser's Board of Directors approves this agreement, upon closing Purchaser shall forthwith execute and file all documents and take all steps necessary to permit the issuance of the appropriate shares of common stock in Purchaser to Seller or its designees immediately following closing.


     (b) Limited transfer restriction. The preferences, privileges, and voting power of the shares and the restrictions thereon are to be as follows: voting preference shares may be originally issued only to Seller, or its nominees, and shall not, for a period of one year from the date of issuance, be sold, assigned, or otherwise transferred, except to Purchaser's or Seller's interest holders.


     (c) Treatment of Stock. In order that Seller may distribute such shares readily to its interest holders, the share certificates issued by Purchaser shall be in the denominations, amounts, and names requested by Seller prior to closing. If Purchaser effects a stock split, stock dividend, reverse stock split, spin-off, or similar change in its capital structure between the date of this agreement and the date set for closing, there shall be an equitable adjustment to the number of shares to be issued in accordance with the terms of this paragraph to reflect such change or changes. Purchaser shall bear all necessary and reasonable expenses incurred by Seller in the distribution of such shares to Seller's interest holders, except that Seller shall bear those expenses referred to in paragraph 6 of this agreement.


     (d) Piggy Back Registration Rights and SEC registration. If Purchaser's Board of Directors approves and closes this agreement, Purchaser shall, in its next public offering include stock issued pursuant hereto, file with the Securities and Exchange Commission and appropriate state agencies, if necessary, a registration statement covering the shares, and take all other necessary action to validate the issuance of such shares. Seller shall cooperate with Purchaser and its counsel in preparing and filing any such registration, and Seller shall furnish information and execute all documents that are reasonably requested in connection with such registration. Purchaser shall pay all fees and expenses incurred by its counsel and accountants in preparing the registration statements. Upon registration, the parties agree to enter into a lock-up agreement of standard form restricting sale of shares issued Seller hereunder to twenty (20%) percent of total shares so issued for a period of one year.


     6. Sublease Agreement. Seller shall sublet to Purchaser its retail sales lot located at 4326 N. Nevada Avenue, Colorado Springs, CO, 80907, at the same rental and under the same terms and conditions as set forth in Seller's existing three (3) leases upon said lot.


     7. Representations of Seller. Seller warrants and represents the following are now true and will be true at closing:


     (a) Assets and liabilities. The assets and liabilities set forth in this Agreement and the exhibits attached hereto are certified to be true and complete statments as of that date, and Seller shall hold Purchaser harmless from any and all liens, claims and
     encumbrances    pertaining   to   said    assets    and
     liabililities.


     (b) Seller shall deed lots owned by Seller upon which Purchaser is to sell model homes as purchased hereinabove or to be sold pursuant to the terms of this Agreement at the closing of said manufactured home at a price specified on Exhibit 1.


     (b) No change. There will be no changes in its financial conditions following November 1, 1996, except those that have taken place in the ordinary course of business.


     (c) Authority. Its Board of Managers and interest holders have duly authorized and approved the execution of this agreement and the sale of a portion of its assets. Copies of the minutes of the managers' and interest holders' meetings at which such authorization and approval were granted, duly certified by Seller's Secretary, are annexed as Exhibit 3.


     (d) Taxes. Its federal income tax returns have been filed with the Internal Revenue Service for all years through the fiscal year ended December 31, 1995 and


          (1) It has filed all required federal, state, and local tax returns and reports


          (2)  Such returns are correct, true
          and complete


          (3)   All   such  taxes,  including
          sales,     corporate     franchise,
          property,  excise  and  use  taxes,
          have  been  paid or  are  otherwise
          adequately provided for  on  latest
          corporate financial statements and


          (4)  The  company is not  presently
          involved  in any dispute  with  any
          taxing   authority  and   has   not
          received  notice of any deficiency,
          audit,   or  other  indication   of
          deficiency  from any tax authority,
          not    otherwise    disclosed    to
          Purchaser.


     (e)  Inventory  and  Equipment.   As  of  the  date  of
     closing, Purchaser is familiar with inventory, if any, and equipment purchased and accepts same "as is."


     8. Conduct of business. Seller covenants with Purchaser that pending the closing:


     (a) Its business will be conducted only in the ordinary course.


     (b) No dividend or other distribution or payment will be declared or paid with respect to its outstanding shares, and it will not redeem, purchase, or otherwise acquire such shares.


     (c) It will make no changes in any of its contracts or commitments, except those that occur in the ordinary course of business.


     (d) It will make no new contracts or commitments, except contracts in the ordinary course of business for the purchase of merchandise, materials, and supplies.


     (e) It will make no expenditures for any alterations, additions, or improvements to any of its property.


     (f) It will fully comply with the provisions of the Uniform Commercial Code in force in the State of Colorado relating to the bulk transfer of assets.


     9. Representations of purchaser. Purchaser warrants and represents the following are now true and will be true at closing:


     (a) Duly organized corporation. It is a corporation duly organized and existing under the laws of the State of Colorado, a publicly traded corporation with sufficient authorized and unissued shares to close this agreement.


     (b) Authority. Its Board of Directors have duly authorized the execution of this agreement


     (c) Balance sheet. The balance sheet of Eclipse Corporation as shown on its 1996 second quarter 10Q dated and certified June 30, 1996, is a true and complete statement, as of that date, of its financial condition and of its assets and liabilities, and there have been no changes in its financial condition since June 30, 1996, except those that have occurred in the ordinary course of its business.


     10. Purchaser's covenants. Purchaser covenants with Seller that pending the closing:


     (a) Its business will be conducted only in the ordinary course.


     (b) No dividend or other distribution or payment will be declared or paid with respect to its outstanding shares except the regular quarter-annual dividends at no greater rates than those declared during the calendar year 1989, and it will not redeem, purchase, or otherwise acquire such shares.


     (c) No change will be made in its authorized and outstanding shares, except when required to comply with the terms of this agreement.


     11. Management Contract of August 1, 1996. The parties hereto agree that the Management Contract of August 1, 1996 shall be terminated effective with the closing of this Agreement, and that any obligation either party has to the other shall be merged in said closing.


     12. Closing. The closing shall take place at the office of Eclipse Corporation, 2 North Cascade, Suite 330, Colorado Springs, Colorado, upon five days' notice from Purchaser to Seller, but in no event later than November 15, 1996. Time is of the essence. At the closing, upon the delivery to Seller, or its nominees, of certified copies of its request to its transfer agent to issue certificates for shares in Eclipse Corporation, the indemnity agreements referred to in paragraph 3, a certified copy of the resolution of approval referred to in paragraph 4, Seller shall execute and deliver all deeds, bills of sale, conveyances, and other instruments, are necessary to vest title in Purchaser to a portion of Seller's assets. All representations and covenants shall survive the closing.


     13. No violation or breach. The parties represent to each other that their performance of this agreement, including any conditions or surviving warranties or representations, is not in violation of any law, statute, local ordinance, state or federal regulation, court order, or administrative order or ruling, and that such performance is not in violation of any agreement by which either of them are bound.


     14. Governing law. This agreement shall be construed and interpreted under the laws of the State of Colorado.


     15. Binding effect. This agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.


     16. Counterparts. This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     17. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and be deemed to have been duly given if delivered or mailed, first class postage prepaid, to the address of the appropriate party as shown on the first page of this agreement.


     18. Non-waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.


     19. Headings. Headings in this agreement are for reference and convenience only and shall not be used to interpret or construe its provisions.


     20. Time of essence. Time is of the essence of this agreement.


     21. Entire agreement modification. This agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It may not be amended or modified except by an instrument executed by the parties.


  In   witness   whereof  the  parties  have   signed   this
instrument the day and year first above written.


COLUMBINE HOME SALES LLC                ECLIPSE CORPORATION


By: _______________________________   By:____________________________________
Its    President                       Its      President



  Attest:                            Attest:


_______________________________      _______________________________________
Secretary                            Secretary

                            EXHIBIT 1
                               TO
                       PURCHASE AGREEMENT
                     DATED NOVEMBER 1, 1996
                             BETWEEN
        COLUMBINE HOME SALES LLC and ECLIPSE CORPORATION



1.    Manufactured  Homes Located at Retail Manufactured  Housing
Lot, 4326 N. Nevada Avenue, Colorado Springs, CO, 80907.

     (a)  Manufactured home serving as office on sales lot

     (b)  Palm Harbor Model "Santa Cruz," Serial No. 22379

     (c)  Silver Creek Model "501," Serial No. 1398

     (d)  Silver Creek Model "201," Serial No. 1374

     (e)   Masterpiece Model "ValueMaster 3080," Serial  No.
     3531

     (f)  Cavco Model "Screamer," Serial No. 1481

     (g)  Cavco Model "260-28P," Serial No. 3718

     (h)  Redman Model "Silvercrest," Serial No. 4714

     (i)  Silver Creek Model "101," Serial No. 1382

     (j)  Palm Harbor Model "Picaso", Serial No. 2461

     (k)  Homestar Model "824," Serial No. 746

Premises  is  currently being leased pursuant  to  various  Lease
Agreements (3), copies of which attached hereto as Exhibit "1-A" and incorporated herein by reference, and Purchaser assumes same.

2. Lot 22, Bear Creek Filing No. 1, El Paso County, Colorado, together with Model Home located thereon.

     Palm Harbor Model "Pikes Peak," Serial No. 22497

3.   Lot 11, Bear Creek Filing No. 1, El Paso County, Colorado.

4.   Modular Home Located on Lots Not Belonging to Seller:

     (a)  Cavco Model "21024E," Serial No. 4122

5.   Modular Homes Located at Various Sub-Dealers:

     (a)  Silver Creek Model 501, Serial No. 71363

     (b)  Silver Creek Model 501, Serial No. 71370

     (c)  Palm Harbor Model "Santa Cruz," Serial No. 22388

6. All manufactured homes listed hereinabove are subject to floorlines of Green Tree Financial Servicing Corporation and Deutsche Financial Services, but assumed by Purchaser, as set forth in the Agreement, excluding manufactured home set forth in Paragraph 1(a).

7.   Model Home Furniture and Office Equipment.

     (a) Fixtures and equipment located at manufactured home sales lot, 4326 N. Nevada Avenue, Colorado Springs,
          Colorado:

          5 Desks
          5 Office Chairs
          1 Couch and Matching Loveseat
          2 End Tables
          1 Lamp
          9 Chrome Padded Chairs
          3 Book Shelves
          7 File Cabinets
          1 Computer and Stand
          1 Typewriter
          1 Fax/Printer Machine
          1 Konica 2203 Copier
          6 Telephones
          1 Two-Door Cabinet

     (b)  Model Home Furniture -

          (i)  Model "Santa Cruz":      1 Couch and Matching
     Loveseat
                                   7 Matching Pillows
                                   1 Wood Coffee Table
                                   1 Wood Trunk
                                   1 Wood Two-Door Cabinet
                                   2 Wood Decor Ladders
                                   4 Pictures
                                   2 Large and 2 Small Wool
                                   Covers
                                   1 Artificial Plant
                                   1 Small Wall Cabinet
                                   1 Small Lantern and 1 Large
                                   Lantern
                                   2 Old Sewing Machines
                                   21 Accessories
                                   1 Round Dining Room Table with
                                   4           Matching Chairs
                                   1 Wood and Leather Chair
                                   1 Wood Chest
                                   2 Wood Tables
                                   1 Saddle and 2 Ropes

          (ii)  Model "501":            1 Couch
                                   9 Pillows
                                   2 Leather and Wood Chairs
                                   1 Large Wool Cover and 2 Small
                                   Covers
                                   1 Two-Piece Painted Wood Hutch
                                   2 Wood Benches
                                   1 Glass Top Table with Metal
                                   Stand
                                   1 Small Glass Top Table with
                                   Metal          Stand
                                   4 Wood Kitchen Chairs
                                   31 Accessories
                                   1 Small Wood Table
                                   2 Artificial Plants
                                   1 Fran Wolfelder Picture

          (iii)  Model "201":           1 Painted End Table
                                   1 Wood Painted Table and 5
                                   Chairs
                                   1 Square Painted Table
                                   1 Blue and Yellow Cabinet with
                                   Glass       Doors
                                   3 Artificial Plants
                                   1 Floor Fan
                                   9 Accessories
                                   2 Mirrors
                                   1 Painted Blue Stand
                                   4 Assorted Pictures
                                   1 Picasso Painting
                                   1 Blue Drop-Leaf Table
                                   4 Placemats
                                   6 Accessories
                                   1 Wood Bench

          (iv)  Model "ValueMaster 3080":    2 Bamboo Multi-
     colored Loveseats
                                   1 Round Table with Glass Top
                                   1 Blue Trunk
                                   1 Black Stand
                                   1 Artificial Palm Tree
                                   17 Accessories
                                   1 Aluminum Bird
                                   1 Black Tiered Table with
                                   Multi-colored     Dots
                                   3 Wood and Leather Chairs
                                   1 Wool Blanket
                                   2 Small Bamboo Stands
                                   1 Round Bamboo Base

NOTE: Original Lease Agreement is attached here.

                            EXHIBIT 2
                               TO
                       PURCHASE AGREEMENT
                     DATED NOVEMBER 1, 1996
                             BETWEEN
        COLUMBINE HOME SALES LLC and ECLIPSE CORPORATION




1. Floorline of Green Tree Financial Servicing Corporation at the October 31, 1996 amount of Six Hundred Twenty-Nine Thousand,
Nine Hundred Ninety-Eight and 40/100 ($629,998.40) Dollars.

2.    Floorline of Deutsche Financial Services at the October 31,
1996  amount  of Three Hundred Thirty-Five Thousand, Six  Hundred
Fifty-Nine and No/100 ($335,659.00) Dollars.

3.   Sub-Dealer contracts with Outpost Homes Company and Grantham
Realty.

4. Manufacturing/Dealership/Franchise Contracts or Agreements with:

     (a)  Silver Crest Western Homes Corporation

     (b)  Palm Harbor Homes

     (c)  Masterpiece Homes

     (d)  Redman Homes

     (e)  Cavco Litchfield

     (f)  Guerdon

     (g)  Oak Creek Homes

     (h)  American Homestar Corporation

     (i)  Any  other  manufacturers  with  whom  Seller  has   an
          agreement.

5.   Steel Building Franchise Agreement with:

     (a)  Perfect Steel Systems dated April 23, 1996.

6.    Manufactured House Installation Agreement dated January  1,
1996 between Seller and Superior Homes, Inc.

                            EXHIBIT 3
                               TO
                       PURCHASE AGREEMENT
                     DATED NOVEMBER 1, 1996
                             BETWEEN
        COLUMBINE HOME SALES LLC and ECLIPSE CORPORATION




See attached.

NOTE:  Original Table is attached here.

                         ADDENDUM NO. 1
                               TO
                AGREEMENT DATED NOVEMBER 1, 1996
                         BY AND BETWEEN
        COLUMBINE HOME SALES llc and ECLIPSE CORPORATION


      The parties hereto agree that the number of shares of stock issued pursuant to Paragraph 2(a) of the Agreement dated November 1, 1996 between Columbine Home Sales llc, a Colorado Limited Liability Company ("Seller"), and Eclipse Corporation, a Colorado corporation ("Purchaser") shall be adjusted upon mutual agreement, if necessary, following final analysis of the transaction and stock valuation from tax and accounting viewpoints.

      The parties further agree that Purchaser's transfer agent will not be requested to issue shares of stock provided in said
Paragraph 2(a) until final analysis has occurred and has been approved by both parties.

     Dated, this 1st day of November, 1996.

COLUMBINE HOME SALES llc           ECLIPSE CORPORATION



By:_____________________          By:__________________________
     Darel A. Tiegs                     James A. Humpal
Its: Manager                       Its: Treasurer

                                  By:__________________________
                                        J. Royce Renfrow
                                   Its: Corp. Secretary / Gen. Counsel